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                      MORGAN STANLEY INVESTMENT MANAGEMENT
                                 CODE OF ETHICS

Effective December 31, 2004

         The investment advisers, distribution companies and related service companies listed on the attached Schedule A that operate within Morgan Stanley
Investment Management (each, a "Covered Company" and collectively, "Investment
Management") have adopted this Code of Ethics (the "Code"). The principal objectives of the Code are (i) to provide policies and procedures consistent with applicable law and regulation, including Rule 17j-1 under the Investment
Company Act of 1940, as amended (the "1940 Act"), and Section 204 A of the
Investment Advisers Act of 1940, as amended (the "Advisers Act"), and (ii) make certain that the personal trading and other business activities of Employees of
Investment Management (defined in Section III. below) are conducted in a manner consistent with applicable law and regulation and the general principles set forth in the Code.

         Employees of Investment Management are also subject to the "Morgan
Stanley Code of Conduct - Securities and Asset Management Businesses" (the "Code
of Conduct"), and the Morgan Stanley Code of Ethics and Business Practices,
which can be found on the Law Portal of the Morgan Stanley Today intranet site.
Employees are reminded that they are also subject to other Morgan Stanley
Investment Management policies, including policies on insider trading, the receipt of gifts, the handling of all internally distributed proprietary and confidential information, Morgan Stanley Investment Management Senior Loan
Firewall Procedures, and service as a director of a publicly traded company. All internally distributed information is proprietary and confidential information and should not be discussed with people outside of Morgan Stanley Investment
Management or shared with anybody outside of the Investment Department.

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                                TABLE OF CONTENTS

      B.     Restrictions and Limitations on Personal Securities Transactions.5
      C.     Exempt Securities................................................9
      D.     Pre-Clearance Requirement.......................................11
      E.     Permitted Brokerage Accounts and Accounts Holding Mutual Funds..13

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I.   Policy Highlights

     The Code is designed so that all acts, practices and courses of business engaged in by Employees are conducted in accordance with the highest possible standards and to prevent abuses or even the appearance of abuses by Employees relating to their personal trading and other business activity. Compliance with the Code is a matter of understanding the basic requirements and making sure the steps the Employee takes with respect to each Personal Securities Transaction (defined herein) and his/her personal investment is in accordance with these requirements. This Section sets forth selected rules that frequently raise questions. These are by no means comprehensive and Employees must examine the specific sections of the Code for more details and are strongly urged to consult the Compliance
     Department when questions arise:

     o    Shares of Morgan Stanley/Van Kampen open-end investment companies that are advised by Investment Management ("Affiliated Mutual Funds"),
          whether purchased, sold or exchanged in a brokerage account, directly through a transfer agent or in a 401(k) or other retirement plan, including the Morgan Stanley 401(k) plan, are exempt from
          pre-clearance requirements but are subject to holding and reporting requirements. AFFILIATED MUTUAL FUNDS MAY NOT BE SOLD, REDEEMED OR
          EXCHANGED UNTIL AT LEAST 60 CALENDAR DAYS FROM THE PURCHASE TRADE
          DATE. SHARES IN THE SAME AFFILIATED MUTUAL FUND MAY NOT BE REPURCHASED
          UNTIL AT LEAST 60 CALENDAR DAYS FROM THE SALE TRADE DATE. INVESTMENT
          PERSONNEL, DEFINED HEREIN, MAY NOT SELL, REDEEM OR EXCHANGE AFFILIATED
          MUTUAL FUNDS UNTIL AT LEAST 90 CALENDAR DAYS FROM THE PURCHASE TRADE
          DATE AND ARE SUBJECT TO THE REPURCHASE RESTRICTIONS ABOVE;

     o    Shares of open-end investment companies that are sub-advised by
          Investment Management ("Sub-advised Mutual Funds"), are exempt from pre-clearance requirements but are subject to reporting requirements.

     o    Purchases and sales of shares in money market funds continue to be exempt from preclearance, holding period and reporting requirements of the Code;

     o    Employees must maintain brokerage accounts at Morgan Stanley unless an exception is granted. All accounts for the purchase of Affiliated
          Mutual Funds and Sub-advised Mutual Funds must be pre-approved by the
          Compliance Department before opening;

     o    All Personal Securities Transactions must be pre-cleared through the
          Compliance, Department, except as set forth herein;

     o    Employees may only transact in MWD stock during designated window periods and all transactions must be pre-cleared. The restrictions imposed by Morgan Stanley on Senior Management and other persons in connection with transactions

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          in MWD stock are in addition to this Code, and must be observed to the extent applicable;

     o    Exchange Traded Funds ("ETFs") and closed-end mutual funds must be pre-cleared and are subject to all other holding and reporting requirements;

     o    Employees are prohibited from acquiring any security in an initial public offering (IPO) or any other public underwriting;

     o    Private placements, participation on the Board of any company and any outside business activities must be pre-approved by the Code of Ethics
          Review Committee;

     o    Employees may not sell Covered Securities, defined herein, under any circumstances unless they have been held for at least 30 days and they may not be sold at a profit until at least 60 calendar days from the purchase trade date;

     o    Employees may not repurchase any security sold by the Employee within the previous 30 days and may not repurchase such security within the previous 60 days if the purchase price is lower than any sale price within the 60-day period;

     o    Portfolio managers and research analysts and those who report to them, may not trade in a security if accounts they manage trade in the same security within the 7 days prior to or 7 days following the Employee's transaction;

     o    Employees are required to submit an Initial Holdings Report upon hire,
          Quarterly Transactions Reports and an Annual Report and Compliance
          Certification.

II.  General Principles

     A.   Shareholder and Client Interests Come First

          It is the policy of Investment Management to comply with all applicable federal securities laws. This Code is designed to assist
          Employees in fulfilling their regulatory and fiduciary duties.

          Every Employee owes a fiduciary duty to the shareholders of registered investment companies (each; a "Fund" and collectively, the "Funds")
          and to the Managed Account Clients (defined as clients other than registered investment companies including unregistered investment companies, institutional clients and individuals). This means that in every decision relating to investments, every Employee must recognize the needs and interests of the Fund shareholders and the Managed
          Account Clients, and be certain that at all times the interests of the

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          Fund shareholders and other Managed Account Clients are placed ahead of any personal interest.

     B.   Avoid Actual and Potential Conflicts of Interest

          The restrictions and requirements of the Code are designed to prevent behavior which actually or potentially conflicts, or raises the appearance of an actual or potential conflict, with the interests of the Fund shareholders or the Managed Account Clients. It is of the utmost importance that the Personal Securities Transactions of
          Employees be conducted in a manner consistent with both the letter and spirit of the Code to avoid any such conflict of interest and to prevent abuse of an Employee's position of trust and responsibility.

III. Definitions

          A.   "Access Persons" shall include all directors, officers, and employees of Investment Management or any other person who provides investment advice on behalf of an investment adviser under Investment Management and is subject to the supervision and control of such investment adviser, as well as certain other persons falling within such definition under Rule 17j-1 under the
               1940 Act or Rule 204A-1 under the Advisers Act and such other persons that may be so deemed by each Local Compliance Group from time to time, except those persons who are not officers and directors of an investment adviser under Investment Management
               (or of any company in a control relationship to the Fund or an investment adviser under Investment Management) and who meet the following criteria: (i) directors and officers of Morgan Stanley
               Distributors Inc., Morgan Stanley Distribution Inc., Morgan
               Stanley & Co., and Van Kampen Funds Inc. (each a "Distributor"
               and collectively, the "Distributors") that do not devote
               substantially all of their working time to the activities
               (including distribution activities) of an investment adviser under Investment Management; (ii) directors and officers of the
               Distributors who do not, in the ordinary course of business make, participate in, or obtain information regarding the purchase or sale of securities by the Funds or Managed Account Clients, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Funds or
               Managed Account Clients regarding the purchase and sale of securities on behalf of a Fund or a Managed Account Client; and
               (iii) directors and officers of the Distributors that do not have access to information regarding the day-to-day investment
               activities of Investment Management shall not be deemed Access
               Persons. Such persons are, however, subject to the Code of
               Conduct. The Local Compliance Group for each Covered Company will identify all Access Persons of Investment Management and notify them of their pre-clearance and reporting obligations at the time they become an Access Person. Access Persons will be referred to as

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               "Employees" throughout the Code. Employees with questions
               concerning their status as Access Persons are urged to consult with their Local Compliance Group.

          B.   "Covered Accounts" shall include any account in which an Employee has, or acquires any direct or indirect beneficial ownership in a security held in the account. Generally, an employee is regarded as having beneficial ownership of securities held in an account in the name of: (1) the individual; (2) a husband, wife or minor child; (3) a relative sharing the same house; (4) another person if the Employee (i) obtains benefits substantially equivalent to ownership of the securities; (ii) can obtain ownership of the securities immediately or at some future time; or (iii) can have investment discretion or otherwise can exercise control. In addition, as described in the Code, certain circumstances
               constitute Beneficial Ownership, defined herein, by an Employee of securities held by a trust.

          C.   "Covered Securities" shall include all securities, any option to purchase or sell, and any security convertible into or
               exchangeable for such securities. For example, Covered Securities also include, but are not limited to individual securities, open-end mutual funds, exchange traded funds, closed-end funds and unit investment trusts. Exemption from certain requirements of the Code may apply to designated Covered Securities, as set forth below. In addition, certain securities, such as money market funds, are exempt from the definition of "Covered
               Security" as explained in the Code.

          D.   "Investment Personnel" shall mean any Employee who, in connection with his or her regular functions or duties, makes or
               participates in making recommendations regarding the purchase or sale of securities or anyone who, in connection with their job functions, has real-time knowledge of such recommendations or anyone who controls the Fund or an investment adviser under
               Investment Management and who obtains information concerning recommendations made to the Funds or Managed Account clients regarding the purchase or sale of securities by the Fund or the
               Managed Account Client. This includes, but is not limited to, portfolio managers, research analysts, and all persons reporting to portfolio managers and research analysts and personnel in the trading department, among others.

IV.  Grounds for Disqualification from Employment

     Pursuant to the terms of Section 9 of the 1940 Act, no director, officer or employee of a Covered Company may become, or continue to remain, an officer, director or employee without an exemptive order issued by the U.S.
     Securities and Exchange Commission if such director, officer or employee:

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     o    within the past ten years has been convicted of any felony or misdemeanor (i) involving the purchase or sale of any security; or
          (ii) arising out of their conduct as an underwriter, broker, dealer, investment adviser, municipal securities dealer, government securities broker, government securities dealer, transfer agent, or entity or person required to be registered under the U.S. Commodity Exchange
          Act, or as an affiliated person, salesman or employee of any investment company, bank, insurance company or entity or person required to be registered under the U.S. Commodity Exchange Act; or

     o    is or becomes permanently or temporarily enjoined by any court from:
          (i) acting as an underwriter, broker, dealer, investment adviser, municipal securities dealer, government securities broker, government securities dealer, transfer agent, or entity or person required to be registered under the U.S. Commodity Exchange Act, or as an affiliated person, salesman or employee of any investment company, bank, insurance company or entity or person required to be registered under the U.S. Commodity Exchange Act; or (ii) engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any security.

     It is your obligation to immediately report any conviction or injunction falling within the foregoing provisions to the Chief Legal or Compliance
     Officer of Investment Management.

V.   Personal Securities Transactions

     A.   Prohibited Conduct

          No Employee shall buy or sell any Covered Security (with the exception of those described in sub-section C. below) for a Covered Account
          (referred to herein as a "Personal Securities Transaction") unless:

          1.   pre-clearance of the transaction has been obtained; and

          2.   the transaction is reported in writing to the Local
               Compliance Group in accordance with the requirements below.

     B.   Restrictions and Limitations on Personal Securities Transactions

          Except where otherwise indicated, the following restrictions and limitations govern Personal Securities Transaction:

          1.   Covered Securities purchased may not be sold until at least 30 calendar days from the purchase trade date and may not be sold at a profit until at least 60 calendar days from the purchase trade date. Covered Securities

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               sold may not be repurchased until at least 30 calendar days from the sale trade date. In addition, Covered Securities sold may not be purchased at a lower price until at least 60 calendar days from the sale trade date. Any violation may result in
               disgorgement of all profits from the transactions as well as other possible sanctions.

          2.   Affiliated Mutual Funds (excluding money market funds), whether purchased in a brokerage account, directly through a transfer agent or in a 401(k) or other retirement plan, may not be sold, redeemed or exchanged until at least 60 calendar days from the purchase trade date. They may not be repurchased until at least
               60 calendar days from the sale trade date. Investment Personnel may not sell, redeem or exchange such mutual funds until at least
               90 calendar days from the purchase trade date and are subject to the repurchase restrictions above.

               In the event of financial hardship, exceptions to this section of the Code may be granted, but only with the prior written approval of a Compliance Officer and the Employee's supervisor and the transaction is consistent with each Fund prospectus, if
               applicable.

          3.   No short sales are permitted.

          4.   No transactions in options or futures are permitted, except that listed options may be purchased, and covered calls written. No option may be purchased or written if the expiration date is less than 60 calendar days from the date of purchase. No option position may be closed at a profit less than 60 calendar days from the date it is established.

          5.   No Employee may acquire any security in an initial public
               offering (IPO) or any other public underwriting. No Employee shall purchase shares of a Fund that is managed by a Covered
               Company if such Fund is not generally available to the public, unless the vehicle is designed for Morgan Stanley employees and there is no intention of it becoming public in the future.

          6a.  Private placements of any kind may only be acquired with special permission from the Code of Ethics Review Committee and if approved, will be subject to monitoring by the Local Compliance
               Group. Any Employee wishing to request approval for private placements must complete a Private Placement Approval Request
               Form and submit the form to the Local Compliance Group. A copy of the Private Placement Approval Request Form, which may be revised from time to time, is attached as EXHIBIT A. Where the Code of
               Ethics Review Committee approves any acquisition of a private placement, its decision and reasons for supporting the decision will be documented in a written report, which is to

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               be kept for five years by the Local Compliance Group after the end of the fiscal year in which the approval was granted.

          6b.  Any Employee who has a personal position in an issuer through a private placement must affirmatively disclose that interest if such employee is involved in considering any subsequent
               investment decision by a Fund or Managed Account regarding any security of that issuer or its affiliate(s). In such event, the
               President or Chief Investment Officer of Investment Management
               shall independently determine the final investment decision.
               Written records of any such circumstance shall be sent to the
               Local Compliance Group and maintained for a period of five years after the end of the fiscal year in which the approval was granted.

          Restrictions 7.a. and 7.b. apply only to portfolio managers and research analysts (and all persons reporting to portfolio managers and research analysts) of Investment Management.

          7a.  No purchase or sale transaction may be made in any Covered
               Security by any portfolio manager or research analyst (or person reporting to a portfolio manager or research analyst) for a period of 7 calendar days before or after that Covered Security is bought or sold by any Fund (other than Morgan Stanley
               Value-Added Market Series, Morgan Stanley Select Dimensions
               Investment Series - Value-Added Market Portfolio, and Morgan
               Stanley index funds, or Portfolios) or any Managed Account (other than index-based Managed Accounts) for which such portfolio manager or research analyst (or person reporting to a portfolio manager or research analyst) serves in that capacity.

          7b.  The definition of portfolio manager shall also extend to any person involved in determining the composition of the portfolios of Funds that are UITs or who have knowledge of a composition of a UIT portfolio prior to deposit. These individuals shall not buy or sell a Covered Security within 7 calendar days before or after such Covered Security is included in the initial deposit of a UIT portfolio.

          Restriction 7.c. applies only to personnel in the trading department of each Covered Company.

          7c.  No purchase or sale transaction may be made in any Covered
               Security traded through the appropriate Covered Company's trading desk(s) (as determined by the Local Compliance Group) by any person on that trading desk at the same time that any Fund (other than Morgan Stanley Value-Added Market Series, Morgan Stanley
               Select Dimensions Investment Series-Value-Added Market Portfolio,
               and Morgan Stanley index funds, or

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               Portfolios) or any Managed Account (other than index-based
               Managed Accounts) has a pending purchase or sale order in that same Covered Security.

          7d.  Any transaction by persons described in sub-sections 7.a., 7.b., and 7.c. above within such enumerated period may be required to be reversed, if applicable, and any profits or, at the discretion of the Code of Ethics Review Committee, any differential between the sale price of the Personal Security Transaction and the subsequent purchase or sale price by a relevant Fund or Managed
               Account during the enumerated period, will be subject to
               disgorgement; other sanctions may also be applied.

          8.   No Employee shall purchase or sell any Covered Security which to their knowledge at the time of such purchase or sale: (i) is being considered for purchase or sale by a Fund or a Managed
               Account; or (ii) is being purchased or sold by a Fund or a
               Managed Account. With respect to portfolio managers and research analysts (and all persons reporting to portfolio managers and research analysts) of a Covered Company, no such persons may purchase shares of a closed-end investment company over which such person exercises investment discretion.

          9.   If a Personal Securities Transaction is not executed on the day pre-clearance is granted, it is required that pre-clearance be sought again on a subsequent day (i.e., open orders, such as limit orders, good until cancelled orders and stop-loss orders, must be pre-cleared each day until the transaction is
               effected).(1)

          10.  Employees shall not participate in investment clubs.

          11.  Employees may only transact in MWD stock during designated window periods. Also, such transactions must be pre-cleared with
               Compliance. Holdings and transactions in MWD stock are subject to the initial, quarterly and annual reporting requirements as well as the 30-day holding period restriction and the 60-day short swing profit restriction2. The restrictions imposed by Morgan
               Stanley on Senior Management and other persons in connection with transactions in MWD stock are in addition to this Code, and must be observed to the extent applicable. Employees are required to read the Code of Conduct for a listing of specific restrictions and limitations relating to the purchase or sale of MWD stock.
               Employees receiving MWD stock or options through EICP and other plans may be subject to certain

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(1) In the case of trades in institutional markets where the market has already closed, transactions must be executed by the next close of trading in that market.
(2) In connection with the sale of MWD stock, periodic purchases through employee sponsored equity purchase plans shall not be counted when calculating the 30-day holding period restriction or the 60-day short swing profit restriction.

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               trading restrictions and exemptions. Employees should check
               Employment documents and consult with the Compliance Department to address any questions.

          Important: Regardless of the limited applicability of Restrictions
          7.a., 7.b., and 7.c. each Local Compliance Group monitors all transactions by Employees in all locations in order to ascertain any pattern of conduct that may evidence actual or potential conflicts with the principles and objectives of the Code, including a pattern of front-running. The Compliance Group of each Covered Company: (i) on a quarterly basis, will provide the Boards of Directors/Trustees of the
          Funds it manages with a written report that describes any issues that arose during the previous quarter under the Code and, if applicable, any Funds' Sub-Adviser's Code of Ethics, including but not limited to, information about material violations and sanctions imposed in response to the material violations; and (ii) on an annual basis, will certify that each Covered Company has adopted procedures reasonably necessary to prevent its Employees from violating the Code. Also, as stated elsewhere in this Code, any violation of the foregoing restrictions may result in disgorgement of all profits from the transactions as well as other possible sanctions.

     C.   Exempt Securities

          1.   The securities listed below are exempt from: (i) the holding period and other restrictions of this Section V., sub-sections
               B.1., B.2., B. 7a-d. and B.8.; (ii) the pre-clearance
               requirements; and (iii) the initial, quarterly and annual
               reporting requirements. Accordingly, it is not necessary to obtain pre-clearance for Personal Securities Transactions in any of the following securities, nor is it necessary to report such securities in the quarterly Transaction Reports or the Initial
               Holdings Report and Annual Compliance Certification:

               (a)  Direct obligations of the United States Government(3);

               (b)  Bank Certificates of Deposit;

               (c)  Bankers' Acceptances;

               (d)  Commercial Paper; and

               (e)  High Quality Short-Term Debt Instruments (which for these purposes are repurchase agreements and any instrument that has a maturity at issuance of fewer than 366 days that is
                    rated in one of the two highest categories by a Nationally
                    Recognized Statistical Rating Organization).

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(3) Includes securities that carry full faith and credit of the U.S. Government for the timely payment of principal and interest, such as Ginnie Maes, U.S.
Savings Bonds, and U.S. Treasuries. For international offices, the equivalent shares in fixed income securities issued by the government of their respective jurisdiction; however such securities are subject to the initial and annual reporting requirements of sub-section D.

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               (f)  Shares held in money market funds.

               (g)  Shares held in open-end Mutual Funds other than Affiliated
                    Mutual Funds and Sub-advised Mutual Funds.

          2.   Transactions in redeemable Unit Investment Trusts are exempt from the restrictions contained in this Section V., sub-sections B.1.
               and B.7 and the pre-clearance requirement of Section V.,
               sub-section A., but are subject to the reporting requirements of
               Section VI., sub-section A.

          3.   Shares of Affiliated Mutual Funds are exempt from the
               pre-clearance requirement of Section V, sub-section A, but are subject to the account opening restrictions of Section V,
               sub-section E, initial, quarterly and annual reporting
               requirements of Section VI, and the holding period restrictions contained in Section V, sub-section B. Exchange Traded Funds
               ("ETFs") and closed-end funds must be pre-cleared and are subject to all other reporting requirements.

          4.   Shares of Sub-advised Mutual Funds are exempt from the
               pre-clearance requirement of Section V, sub-section A, but are subject to the account opening restrictions of Section V,
               sub-section E, and initial, quarterly and annual reporting requirements of Section VI.

          5.   All Employees wishing to participate in an issuer's direct stock purchase plan or automatic dividend reinvestment plans must submit a memorandum to the Local Compliance Group stating the name and the amount to be invested in the plan. Any sale
               transactions from an automatic dividend reinvestment plan must be pre-cleared. Purchases under an issuer's direct stock purchase plan or automatic dividend reinvestment plan are exempt from the restrictions contained in this Section V, sub-sections B.1.,
               B.7a-d. and B.8. and the pre-clearance requirement but are subject to the reporting requirements.

          6.   Transactions in Affiliated Mutual Funds within the Morgan Stanley
               401(k) Plan(4) are exempt from the pre-clearance requirement of
               Section V. sub-section A, but are subject to the initial,
               quarterly and annual reporting requirements of Section VI. and the holding period restrictions contained in Section V,
               sub-section B.

          7.   Employees may maintain fully discretionary managed accounts provided that each of the following conditions are met: (i) the investment program is offered by Morgan Stanley; (ii) the
               portfolio manager's strategy/investment discipline/investment program offered/utilized is the same for both Employee and non-Employee client accounts; (iii) written

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(4) This includes Morgan Stanley Retirement Plans that are equivalent to 401(k)
Plans in jurisdictions outside the United States.

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               permission is obtained from the Director of Compliance and the
               Chief Investment Officer (or their designees) prior to opening a fully discretionary account; (iv) written certification is obtained stating that there will be no communication between the portfolio manager and the Employee with regard to investment decisions prior to execution; and (v) Employee accounts will be treated no differently from non-Employee accounts. The Employee must designate duplicate copies of trade confirmations and statements to be sent to the Compliance Department. To the extent that an Employee directs trades for tax purposes, that Employee shall obtain pre-clearance for each transaction from his/her
               Local Compliance Group.

     D.   Pre-Clearance Requirement

          1.   Personal Securities Transactions

               (a)  From Whom Obtained

                    All Employees are required to obtain pre-clearance of
                    Personal Securities Transactions in Covered Securities.
                    Employees must complete the required Form, as described
                    below, and submit it to the Compliance Department for
                    approval.

                    A copy of the Personal Securities Transaction Approval Form, which may be revised from time to time, is attached as
                    EXHIBIT B.

               (b)  Personal Securities Transaction Approval Process

                    Pre-clearance must be obtained by completing and signing the
                    Personal Securities Transaction Approval Form and obtaining the proper pre-clearance signatures. The Approval Form must also indicate, as applicable, the name of the individual's financial advisor, the branch office numbers, as well as
                    other required information.

                    If an Employee has more than one Covered Account, the
                    Employee must indicate for which Covered Account the trade is intended on the Personal Securities Transaction Approval
                    Form. Employees are required to have duplicate copies of
                    their trade confirmations and Covered Account statements
                    (which can be electronically transmitted) sent to the Local
                    Compliance Group for each Covered Account the Employee has, or as a result of the transaction acquires, any direct or
                    indirect beneficial ownership (as defined in sub-section
                    E.3. below).

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                    Employees are required to: (i) confirm that no open orders exist in the same or related security with the appropriate trading desk(s) (as determined by the Local Compliance
                    Group); and (ii) have the transaction approved by the Local
                    Compliance Group.

                    Portfolio managers and research analysts (or persons
                    reporting to portfolio managers or research analysts) of
                    Investment Management seeking pre-clearance for a Personal
                    Securities Transaction must obtain an additional signature from a designated Senior Portfolio Manager (prior to
                    pre-clearance from the Local Compliance Group). Trading desk personnel at any Covered Company seeking pre-clearance for a
                    Personal Securities Transaction must obtain an additional
                    signature from their immediate supervisor prior to
                    pre-clearance from the Local Compliance Group.

               (c)  Filing and Approval

                    After all required signatures are obtained, the Personal
                    Securities Transaction Approval Form must be filed with the
                    Local Compliance Group. The Employee should retain a copy
                    for his/her records.

                    Compliance will act on the request and notify the Employee whether the request has been approved or denied. If
                    pre-clearance of a request is approved, it is effective only for a transaction completed prior to the close of business on the day of approval. Any transaction not completed will require a new approval.

                    Each Local Compliance Group has implemented procedures
                    reasonably designed to monitor purchases and sales effected pursuant to these pre-clearance procedures.

          2.   Factors Considered in Pre-Clearance of Personal Securities
               Transactions

               In reviewing any Personal Securities Transaction for
               pre-clearance, the following factors, among others, will
               generally be considered:

               o    Whether the amount or the nature of the transaction, or the
                    Employee making it, is likely to affect the price or market of security that is held by a Fund or a Managed Account
                    Client.

               o    Whether the purchase or sale transaction of the Covered
                    Security by the Employee: (i) is being considered for
                    purchase or sale by a

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                    Fund or a Managed Account; or (ii) is being purchased or
                    sold by a Fund or a Managed Account Client.

               o    Whether the individual making the proposed purchase or sale is likely to benefit from purchases or sales being made or considered on behalf of any Fund or a Managed Account
                    Client.

               o    Whether the transaction is non-volitional on the part of the
                    Employee.

               o    Whether the transaction is conducted in a manner that is
                    consistent with the Code to avoid any appearance of
                    impropriety.

               In addition to the requirements set forth in the Code, the Local
               Compliance Group and/or, if applicable, designated Senior
               Portfolio Manager/immediate trading room supervisor (as
               appropriate), in keeping with the general principles and
               objectives of the Code, may refuse to grant pre-clearance of a
               Personal Securities Transaction in their sole discretion without being required to specify any reason for the refusal.

     E.   Permitted Brokerage Accounts and Accounts Holding Affiliated Mutual
          Funds and Sub-advised Mutual Funds

          1.   Brokerage Accounts

               All securities transactions must be made through a Morgan Stanley brokerage account(5). No other brokerage accounts, including mutual fund accounts with brokerage capabilities, are permitted unless special permission is obtained from the Local Compliance
               Group. If an Employee maintains an account(s) outside of Morgan
               Stanley, that Employee must transfer his/her account(s) to a
               Morgan Stanley brokerage account as soon as practical (generally within 30 days). Failure to do so will be considered a
               significant violation of the Code. In the event permission to maintain an outside brokerage account is granted by the Local
               Compliance Group, it is the responsibility of the Employee to pre-clear transactions as required by the Code and to arrange for duplicate confirmations of all securities transactions and brokerage statements to be sent to the Local Compliance Group.

               Prior to opening a Morgan Stanley brokerage account, Employees must obtain approval from their Local Compliance Group. No
               Employee may open a brokerage account unless a completed and signed copy of a Morgan Stanley Employee Account Request Form attached as EXHIBIT C is submitted to the Local Compliance Group for approval. Employees are

-----------------
(5) Morgan Stanley brokerage account shall mean an account with an affiliated
Morgan Stanley broker in the Employee's local jurisdiction.

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               responsible for reporting their Morgan Stanley account number to the Local Compliance Group.

          2.   Accounts Holding Affiliated Mutual Funds or Sub-advised Mutual
               Funds

               The opening of an account for purchase of Affiliated Mutual Funds
               (other than participation in the Morgan Stanley 401(k) Plan) or
               Sub-advised Mutual Funds must be pre-approved by the Local
               Compliance Group. Duplicate confirmations of all transactions and statements must be sent to the Local Compliance Group. (See
               EXHIBIT C).

          3.   Accounts Covered

               An Employee must obtain pre-clearance for any Personal Securities
               Transaction if such Employee has, or as a result of the
               transaction acquires, any direct or indirect beneficial ownership in the security.

               The term "beneficial ownership" shall be interpreted with
               reference to the definition contained in the provisions of
               Section 16 of the Securities Exchange Act of 1934. Generally, a
               person is regarded as having beneficial ownership of securities held in the name of:

               (a)  the individual; or

               (b)  a husband, wife or a minor child; or

               (c)  a relative sharing the same house; or

               (d)  other person if the Employee: (i) obtains benefits
                    substantially equivalent to ownership of the securities;
                    (ii) can obtain ownership of the securities immediately or at some future time; or (iii) can have investment discretion or otherwise can exercise control.

               The following circumstances constitute Beneficial Ownership by an
               Employee of securities held by a trust:

               (a)  Ownership of securities as a trustee where either the
                    Employee or members of the Employee's immediate family have a vested interest in the principal or income of the trust.

               (b)  Estate or trust accounts in which the Employee has the power to effect investment decisions, unless a specific exemption is granted.

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               (c)  Any Employee who is a settlor of a trust is required to comply with all the provisions of the Code, unless special exemption in advance is granted by the Local Compliance
                    Group and: (i) the Employee does not have any direct or
                    indirect beneficial interest in the trust; (ii) the Employee does not have the direct or indirect power to effect
                    investment decisions for the trust, and (iii) the consent of all the beneficiaries is required in order for the Employee to revoke the trust.

               It is the responsibility of the Employee to arrange for duplicate confirmations of all securities transactions and statements to be sent to the Local Compliance Group. The final determination of beneficial ownership is a question to be determined in light of the facts of each particular case. If there are any questions as to beneficial ownership, please contact your Local Compliance
               Group.

          4.   Accounts Exempt from Pre-approval Requirement

               Pre-approval is not required for any account where the Employee does not have direct or indirect beneficial ownership. In case of doubt as to whether an account is a Covered Account, Employees must consult with their Local Compliance Group.

VI.  Reporting Requirements

     A.   Report of Transactions

          Employees are subject to several reporting requirements including an
          Initial Listing of Securities Holdings and Accounts when an Employee commences employment with Investment Management, Quarterly Securities
          Transactions and New Accounts Reports and an Annual Listing of
          Securities Holdings Report and Certification of Compliance. It is the
          responsibility of Employees to submit their reports to Compliance in a timely manner. Compliance will notify Employees of their Quarterly and
          Annual Reporting obligations under the Code.

          1.   Initial Listing of Securities Holdings and Brokerage and Mutual
               Fund Accounts Report

               When an Employee begins employment with Investment Management or a person otherwise becomes an Access Person, he or she must provide an Initial Listing of Securities Holdings and Brokerage
               Accounts Report to their Local Compliance Group not later than 10 days after the person becomes an Access Person (which information must be current as of a date no more than 45 days prior to the date the person becomes an Access Person),

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               disclosing: (i) all Covered Securities, including Affiliated
               Mutual Funds and Sub-advised Mutual Funds, and private placement securities beneficially owned by the Employee, listing the title and type of the security, and as applicable the exchange ticker symbol or CUSIP number, number of shares held, and principal amount of the security; (ii) the name of the broker, dealer, bank or financial institution where the Employee maintains a personal account; and (iii) the date the report is submitted by the
               Employee.

          2.   Quarterly Securities Transactions and New Brokerage and Mutual
               Fund Accounts Reports

               Quarterly Securities Transactions and New Brokerage and Mutual
               Fund Accounts Reports must be submitted by Employees within 10 calendar days after the end of each calendar quarter. Any new brokerage account, any account opened for the purchase of
               Affiliated Mutual Funds, Sub-advised Mutual Funds, or any mutual fund account(s) with brokerage capabilities opened during the quarter without their Local Compliance Group's prior approval must also be reported within 10 calendar days after the end of each calendar quarter. (See EXHIBIT E.)

               (a)  All Personal Securities Transactions in Covered Securities,
                    and all securities transactions in Affiliated Mutual Funds and Sub-advised Mutual Funds must be reported in the next
                    quarterly transaction report after the transaction is
                    effected. Please note exceptions to this in sub-section (b)
                    below. The quarterly report shall contain the following
                    information:

                    (i)    The date of the transaction, the title and type of
                           the security, and as applicable the exchange ticker
                           symbol or CUSIP number, interest rate and maturity
                           date (if applicable), number of shares and principal
                           amount of each security involved;

                    (ii)   The nature of the transaction (i.e., purchase, sale,
                           or any other type of acquisition or disposition);

                    (iii)  The price at which the purchase or sale was effected;

                    (iv)   The name of the broker, dealer, bank or other
                           financial institution with, or through which, the
                           purchase or sale was effected; and

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                    (v)    The date the report was submitted to the Local
                           Compliance Group by such person.

                    In addition, any new brokerage account, any account opened for the purchase of Affiliated Mutual Funds or Sub-advised
                    Mutual Funds, or any mutual fund account with brokerage
                    capabilities opened during the quarter without approval from the Local Compliance Group must be reported. The report must contain the following information:

                    (i)    The name of the broker, dealer, bank or other
                           financial institution with whom the account was
                           established;

                    (ii)   The date the account was established; and

                    (iii)  The date the report is submitted by the Employee.

               (b)  Exemption from Filing Quarterly Report - An Employee need not make a quarterly transaction report if he/she: (i)
                    maintains only a Morgan Stanley brokerage account, direct
                    account for the purchase of Affiliated Mutual Funds and/or
                    Morgan Stanley 401(k) Plan and the report would duplicate
                    information contained in the trade confirms, system
                    generated reports or account statements received by the
                    Local Compliance Group. In addition, the Employee must not have opened any new brokerage accounts or mutual fund
                    accounts without obtaining approval from their Local
                    Compliance Group during the quarter.

          3.   Annual Listing of Securities Holdings Reports and Certification
               of Compliance

               The Annual Listing of Securities Holdings Report and
               Certification of Compliance requires all Employees to provide an annual listing of holdings of: (i) all Covered Securities
               beneficially owned including all Affiliated Mutual Funds and
               Sub-advised Mutual Funds (excluding money market accounts), listing the title and type of the security and as applicable the exchange ticker, symbol or CUSIP number, number of shares held, and principal amount of the security as of December 31 of the preceding year, (ii) the name of any broker, dealer, bank or financial institution where the account(s) in which these Covered
               Securities were maintained, as of December 31 of the preceding year; and (iii) the date the report is submitted. This report must be provided no later than 30 calendar days after December 31 each year. In the case of Employees maintaining a

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               Morgan Stanley brokerage account(s),direct account for the purchase of Affiliated Mutual Funds, and/or Morgan Stanley 401(k)
               Plan for which trade confirms, system generated reports or account statements are already received on a quarterly basis by the Local Compliance Group, an annual certification
               (Certification of Compliance) that the holdings information already provided to the Local Compliance Group accurately
               reflects all such holdings will satisfy the aforementioned requirement.

     B.   Form of Reporting

          The Initial Listing of Securities Holdings and Brokerage Accounts
          Report, Quarterly Securities Transactions and New Brokerage Accounts
          Reports, and the Annual Listing of Securities Holdings Report and
          Certification of Compliance must be completed on the appropriate forms, attached as EXHIBITS D, E, AND F respectively, which would be provided by each Local Compliance Group. By not submitting a quarterly transaction report form, an Employee will be deemed to have represented that such person has: (i) executed reportable transactions only in accounts listed with the Local Compliance Group; or (ii) only traded securities exempt from the reporting requirements. Copies of the Initial Listing of Securities Holdings Report and Brokerage and
          Mutual Fund Accounts Report, Quarterly Securities Transactions and New
          Brokerage and Mutual Fund Accounts Reports, and the Annual Listing of
          Securities Holdings Report and Certification of Compliance, which may be revised from time to time, are attached as EXHIBITS D, E, AND F, respectively.

     C.   Responsibility to Report

          The responsibility for reporting is imposed on each Employee required to make a report. Any effort by a Covered Company to facilitate the reporting process does not change or alter that individual's responsibility.

     D.   Leave of Absence

          Employees on leave of absence may not be subject to the pre-clearance and reporting provisions of the Code, provided that, during their leave period, they: (i) do not participate in, obtain information with respect to, make recommendations as to, or make the purchase and sale of securities on behalf of a Fund or a Managed Account Client; and
          (ii) do not have access to information regarding the day-to-day investment activities of Investment Management.

     E.   Where to File Report

          All reports must be filed by Employees with their Local Compliance
          Group.

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     F.   Responsibility to Review

          Each Local Compliance Group will review all Initial Listing of
          Securities Holdings and Brokerage and Mutual Fund Accounts Reports,
          Quarterly Securities Transactions and New Brokerage and Mutual Fund
          Accounts Reports, and Annual Listing of Securities Holdings Reports
          and Certification of Compliance, filed by Employees, as well as broker confirmations, system generated reports, and account statements.

VII. Code of Ethics Review Committee

     A Code of Ethics Review Committee, consisting of the President/Chief
     Operating Officer, Chief Investment Officer, Chief Legal Officer, Chief
     Compliance Officer and the Chief Administrative Officer - Investments, of
     Investment Management or their designees will review and consider any proper request of an Employee for relief or exemption from any restriction, limitation or procedure contained herein consistent with the principles and objectives outlined in this Code. The Committee shall meet on an ad hoc basis, as it deems necessary, upon written request by an Employee stating the basis for the requested relief. The Committee's decision is within its sole discretion.

VIII. Service as a Director and Outside Business Activities

     A.   Approval to Serve as a Director

          No Employee may serve on the board of any company without prior approval of the Code of Ethics Review Committee. If such approval is granted, it will be subject to the implementation of information barrier procedures to isolate any such person from making investment decisions for Funds or Managed Accounts concerning the company in question.

     B.   Approval to Engage in Outside Business Activities

          No Employee may engage in any outside business activities without prior approval of the Code of Ethics Review Committee. If such approval is granted, it is the responsibility of the Employee to notify Compliance immediately if any conflict or potential conflict of interest arises in the course of such activity.

     C.   Approval Process

          A copy of a Form for approval to serve as a Director and to engage in
          Outside Business Activities is attached as EXHIBIT G. This form should be completed and submitted to Compliance for processing.

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IX.  Gifts

     No Employee shall accept directly or indirectly anything of value, including gifts and gratuities, in excess of $100 per year from any person or entity that does business with any Fund or Managed Account, not including occasional meals or tickets to theater or sporting events or other similar entertainment. Client entertainment expenses generally are not considered gifts if: (i) Firm personnel are present; (ii) a Firm client is present; and (iii) the entertainment is not so regular or frequent that it creates the appearance of impropriety.

X.   Sanctions

     All violations of this Code will be reported promptly to the applicable
     Chief Compliance Officer. Investment Management may impose such sanctions as they deem appropriate, including a reprimand (orally or in writing), monetary fine, demotion, suspension or termination of employment and/or other possible sanctions. The President/Chief Operating Officer of
     Investment Management and the Chief Legal Officer or Chief Compliance
     Officer together, are authorized to determine the choice of sanctions to be imposed in specific cases, including termination of employment.

XI.  Employee Training and Certification

     All new Employees will receive training on the principles and procedures of this Code. New Employees are also required to sign a copy of this Code indicating their understanding of, and their agreement to abide by the terms of this Code.

     In addition, Employees are required to certify annually that: (i) they have read and understand the terms of this Code and recognize the responsibilities and obligations incurred by their being subject to this
     Code; and (ii) they are in compliance with the requirements of this Code, including but not limited to the reporting of all brokerage accounts, and the pre-clearance of all non-exempt Personal Securities Transactions in accordance with this Code.

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I have read and understand the terms of the above Code. I recognize the responsibilities and obligations, including but not limited to my quarterly transaction, annual listing of holdings, and initial holdings reporting obligations (as applicable), incurred by me as a result of my being subject to this Code. I hereby agree to abide by the above Code.

--------------------------                  --------------------------
(Signature)                                 (Date)

--------------------------
(Print name)

MORGAN STANLEY INVESTMENT MANAGEMENT CODE OF ETHICS

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                                                                      SCHEDULE A
                                                                      ----------

MORGAN STANLEY INVESTMENT ADVISORS INC.
MORGAN STANLEY INVESTMENT MANAGEMENT INC.
MORGAN STANLEY INVESTMENT MANAGEMENT LIMITED
MORGAN STANLEY INVESTMENT MANAGEMENT COMPANY
MORGAN STANLEY ASSET & INVESTMENT TRUST
         MANAGEMENT CO., LIMITED
MORGAN STANLEY INVESTMENT MANAGEMENT
         PRIVATE LIMITED

MORGAN STANLEY AIP GP LP
MORGAN STANLEY HEDGE FUND PARTNERS GP LP
MORGAN STANLEY HEDGE FUND PARTNERS LP
MORGAN STANLEY SERVICES COMPANY INC.
MORGAN STANLEY DISTRIBUTORS INC.
MORGAN STANLEY DISTRIBUTION INC.
MORGAN STANLEY & CO. INCORPORATED
VAN KAMPEN ASSET MANAGEMENT
VAN KAMPEN ADVISORS INC.
VAN KAMPEN INVESTMENTS, INC.
VAN KAMPEN FUNDS INC.
VAN KAMPEN TRUST COMPANY
VAN KAMPEN INVESTOR SERVICES INC.

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